Exhibit 99.1

Investors and Media:

Chris Oltmann

(818) 532-3708

Velocity Financial, Inc. Announces Preliminary Expected Fourth Quarter and Full-Year 2025 Results

Westlake Village, CA – January 26, 2026 – Velocity Financial, Inc. (NYSE:VEL) (“Velocity” or “Company”), a leader in investor real estate loans, today announced preliminary unaudited results for the fourth quarter and full-year 2025.

Fourth Quarter 2025 preliminary expected unaudited results

For the three-month period ended December 31, 2025, as compared to the same period of 2024:

•	Net income of at least $35 million, an increase of at least 70%

•	GAAP earnings per diluted common share of at least $0.90 per share, an increase of at least 56%

•	Portfolio net interest margin (NIM) of at least 3.55%, compared to 3.70% for 4Q24

•	Total loan originations of approximately $635 million, an increase of at least 13%

Full year 2025 preliminary expected unaudited results

For the twelve-month period ended December 31, 2025, as compared to the same period of 2024:

•	Net income of at least $105.0 million, an increase of at least 53%

•	GAAP earnings per diluted common share of at least $2.75 per share, an increase of at least 35%

•	Portfolio net interest margin (NIM) of at least 3.57% compared to 3.56% for 2024

•	Total loan originations of approximately $2,716 million, an increase of at least 48%

•	Total portfolio loan UPB[1] of approximately $6,491 million as of December 31, 2025, an approximate 28% increase

•	Nonperforming loans[2] between 8.5% and 8.6% of total loan UPB as of December 31, 2025, compared to 10.7% as of December 31, 2024

•	Stockholders’ equity of at least $675.0 million, an increase of at least 30%

[1]	Unpaid principal balance.
[2]	Nonperforming loans include all loans that are 90 or more days past due, in bankruptcy or in foreclosure.

•

GAAP stockholders’ equity per diluted common share outstanding of at least $17.15 per share as of December 31, 2025, an increase from $14.26 per diluted common share outstanding as of December 31, 2024

“2025 was an exceptional year for Velocity, with record originations and earnings,” said Chris Farrar, President and CEO. “Our success in 2025 has been driven by our unique ability to grow market share in the underserved investor loan market and our ability to continue to deliver a strong value proposition to our borrowers. We are starting off 2026 on a strong footing, and I expect to leverage the incredible progress we made last year to propel the Company forward to greater levels of efficiency and financial performance.”

The foregoing estimated amount of loans originated and estimates of net income, and net income per diluted share for the year ended December 31, 2025, and estimated amount of total portfolio loan UPB and estimated range of nonperforming loans and estimated stockholders’ equity and stockholders’ equity per diluted share as of December 31, 2025, are preliminary and subject to completion of financial and operating closing procedures for the year ended December 31, 2025.

We have begun our normal annual closing and review procedures for the year ended December 31, 2025; however, given the timing of these estimates, the actual amounts of such measures may differ materially, including as a result of our year-end closing procedures, review adjustments and other developments that may arise between now and the time our audited financial results for the year ended December 31, 2025 are finalized. Therefore, you should not place undue reliance on these estimates.

Velocity will report its audited financial results for the period ended December 31, 2025, on March 11, 2026, after the market close.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages business-purpose loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 21 years. For additional information, please visit the Company’s investor relations website at www.velfinance.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management’s current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “prospect,” “potential,” “continue” or “illustrative” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include the Company’s expectations regarding

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its financial and operational information as of and for the three months ended December 31, 2025 and as of and for the fiscal year ended December 31, 2025 after the completion of the Company’s closing procedures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: conditions in the real estate markets, the financial markets and the economy generally, fiscal policies or inaction at the U.S. federal government level, which have led to and may in the future lead to federal government shutdowns or negative impacts on the U.S. economy, disruptions in the capital markets, including market fluctuations and economic instability as a result of tariffs, trade restrictions, armed conflict and other geopolitical disruptions or conditions, failure of a third-party servicer or the failure of the Company’s own internal servicing system to effectively service the Company’s portfolio of mortgage loans, the high degree of risk involved in loans to small businesses, self-employed borrowers, properties in transition, and certain portions the Company’s investment real estate portfolio, additional or increased risks if the Company changes its business model or create new or modified real estate lending products, possibility of receiving inaccurate and/or incomplete information from potential borrowers, guarantors and loan sellers, deficiencies in appraisal quality in the mortgage loan origination process, competition in the market for loan origination and acquisition opportunities, risks associated with the Company’s underwriting guidelines and the Company’s ability to change the Company’s underwriting guidelines, loss of the Company’s key personnel or the Company’s inability to hire and retain qualified account executives, any inability to manage future growth effectively or failure to develop, enhance and implement strategies to adapt to changing conditions in the real estate and capital markets, risks associated with the Company’s ability to successfully identify, acquire, and integrate companies and assets, operational risks, including the risk of cyberattacks and other security incidents, or disruption in the availability and/or functionality of the Company’s technology infrastructure and systems, any inability of the Company’s borrowers to generate net income from operating the property that secures the Company’s loans, the interest margin, cost structure and return on equity of the Company’s existing and future securitizations, costs or delays involved in the completion of a foreclosure or liquidation of the underlying property, lender liability claims, requirements that the Company repurchase mortgage loans or indemnify investors, or allegations of violations of predatory lending laws, economic downturns, including disruptions to business, market and operational conditions related to natural disasters or epidemics, in geographies where the Company’s assets are concentrated, environmental liabilities with respect to properties to which the Company takes title, inadequate insurance on collateral underlying mortgage loans and real estate securities, use of incorrect, misleading or incomplete information in the Company’s analytical models and data, failure to realize a price upon disposal of portfolio assets that are recorded at fair value, any inability to successfully complete additional securitization transactions on attractive terms or at all, the termination of one or more of the Company’s warehouse repurchase and revolving loan facilities, interest rate fluctuations or mismatches between the Company’s loans and the Company’s borrowings, legal or regulatory developments related to mortgage-related assets, securitizations or state licensing and operational requirements, the Company’s ability to maintain the Company’s exclusion under the Investment Company Act of 1940, as amended, the Company’s ability to comply with laws, regulations and market standards regarding the privacy, use, and security of customer and other regulated information, the influence of certain of the Company’s large stockholders over the Company, litigation and adverse legislative or regulatory changes and unanticipated developments that could affect the Company’s business and results of operations, as well as other cautionary statements the Company make in its current, periodic and other filings with the SEC. The Company’s filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These and other important factors could cause

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actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by applicable law, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this press release.

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